Exhibit 99.1

Atlas Technical Consultants, Inc. Announces Completion of Warrant Exchange Offer and
Plan to Exchange Remaining Outstanding Warrants

AUSTIN, Texas – (BUSINESS WIRE) – November 18, 2020 – Atlas Technical Consultants, Inc. (NASDAQ: ATCX) (“Atlas” or the “Company”), a leading provider of professional testing, inspection, engineering, environmental and consulting services, today announced that, in connection with the completion of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants (the “warrants”) to purchase shares of Class A common stock, par value $0.0001 per share, of the Company (the “common stock”) and the related amendment to the warrant agreement governing the warrants (the “Warrant Amendment”) that was executed on November 17, 2020, the Company plans to exercise its right, in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered warrants at an exchange ratio of 0.1665 shares of common stock for each warrant. The Company has fixed the date for such exchange as December 3, 2020.

The Exchange Offer expired at midnight (end of day), Eastern Standard Time, on November 16, 2020. Based on the information provided by Continental Stock Transfer & Trust Company, the exchange agent for the Exchange Offer, a total of 19,759,386 public warrants and 3,750,000 private placement warrants were validly tendered and not withdrawn prior to the expiration of the Exchange Offer and Consent Solicitation, representing approximately 98.80% of the outstanding public warrants and 100% of the outstanding private placement warrants. On November 18, 2020, Atlas accepted all such warrants subsequently issued an aggregate of 4,349,174 shares of common stock in exchange for the warrants tendered. Delivery of the shares to be issued in exchange for the warrants will be made promptly.

As a result of the low number of warrants remaining outstanding following expiration of the Exchange Offer, The Nasdaq Stock Market (“Nasdaq”) has indicated that trading in the Company’s warrants will be suspended immediately, effective November 18, 2020, and the Nasdaq will delist the warrants, as they no longer meet the Nasdaq’s minimum distribution criteria.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Exchange Offer was made only pursuant to the terms and conditions of the prospectus filed in connection with the Exchange Offer and related letter of transmittal.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection, engineering, environmental, program management and consulting services. Under the name Atlas Technical Consultants, we offer solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With approximately 140 offices in 41 states and approximately 3,300 employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, including but not limited to, statements relating to the Company’s public offering. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks related to customary closing conditions or other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in the preliminary prospectus related to the proposed offering filed with the Securities Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

512-851-1507

ir@oneatlas.com